Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report on the financial statements of HS Resources, Inc. 401(k) and Profit Sharing Plan dated June 22, 2001, included in this Form 11-K and the previously filed Registration Statements on Form S-8 (No. 33-91934) and (No. 333-81261).


                                        /s/ ARTHUR ANDERSEN LLP

Denver, Colorado,
   June 22, 2001.